Exhibit 23.6

CONSENT OF MTS HEALTH PARTNERS, L.P.

We hereby consent to the use in Amendment No. 1 to the Registration Statement of UnitedHealth Group Incorporated on Form S-4 (Registration No. 333-127455) and in the Proxy Statement of Pacificare Health Systems, Inc and the prospectus of UnitedHealth Group Incorporated, the form of each of which is part of such Amendment No. 1, of our opinion dated July 6, 2005, appearing as Annex B to such Proxy Statement/Prospectus, and to the references to our name therein under the headings “Summary of the Proxy Statement/Prospectus—Fairness Opinions of MTS Health Partners, L.P. and Morgan Stanley & Co. Incorporated”, “The Merger—Background of the Merger”, “The Merger—Pacificare’s Reasons for the Merger” and “The Merger—Opinions of Pacificare’s Financial Advisors—Opinion of MTS Health Partners, L.P.” In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Amendment No. 1 within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

MTS Health Partners, L.P.

By:	/s/ Curtis Lane
Name:	Curtis Lane
Title:	Senior Managing Director

New York, New York

October 12, 2005